                                                                     EXHIBIT 3.2

================================================================================

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               FRANKLIN BANK CORP.

================================================================================

                                TABLE OF CONTENTS

                                                                                                                  Page
Article I         MEETINGS OF STOCKHOLDERS......................................................................    1
         Section 1.1.          Place of Meetings................................................................    1
         Section 1.2.          Annual Meeting...................................................................    1
         Section 1.3.          Special Meetings.................................................................    1
         Section 1.4.          Notice of Meeting................................................................    1
         Section 1.5.          Voting List......................................................................    2
         Section 1.6.          Voting; Proxies..................................................................    2
         Section 1.7.          Quorum and Vote of Stockholders..................................................    3
         Section 1.8.          Presiding Officer and Conduct of Meetings........................................    3
         Section 1.9.          Inspectors of Election...........................................................    4
         Section 1.10.         Proper Business--Annual Meeting of Stockholders..................................    5
         Section 1.11.         Proper Business--Special Meeting of Stockholders.................................    7
         Section 1.12.         Action by Written Consent........................................................    7
         Section 1.13.         Adjournment......................................................................    8
         Section 1.14.         Postponement; Cancellations......................................................    8

Article II        DIRECTORS.....................................................................................    9
         Section 2.1.          General..........................................................................    9
         Section 2.2.          Number and Term of Office........................................................    9
         Section 2.3.          Newly Created Directorships and Vacancies........................................    9
         Section 2.4.          Stockholder Nominations..........................................................   10
         Section 2.5.          Place of Meetings and Meetings by Telephone......................................   12
         Section 2.6.          Regular Meetings.................................................................   12
         Section 2.7.          Special Meetings.................................................................   12
         Section 2.8.          Quorum and Voting................................................................   12
         Section 2.9.          Compensation.....................................................................   13
         Section 2.10.         Removal..........................................................................   13
         Section 2.11.         Executive and Other Committees...................................................   13
         Section 2.12.         Resignation......................................................................   14
         Section 2.13.         Action by Consent................................................................   14

Article III       OFFICERS......................................................................................   14
         Section 3.1.          Officers.........................................................................   14
         Section 3.2.          Vacancies; Removal...............................................................   14
         Section 3.3.          Powers and Duties of Officers....................................................   14

Article IV        CAPITAL STOCK.................................................................................   15
         Section 4.1.          Share Ownership..................................................................   15
         Section 4.2.          Stockholders of Record...........................................................   15
         Section 4.3.          Transfer of Shares...............................................................   15
         Section 4.4.          Stockholders of Record and Fixing of Record Date.................................   16

Article V         MISCELLANEOUS PROVISIONS......................................................................   16

         Section 5.1.          Waiver of Notice.................................................................   16
         Section 5.2.          Offices..........................................................................   17
         Section 5.3.          Resignations.....................................................................   17
         Section 5.4.          Seal.............................................................................   17
         Section 5.5.          Separability.....................................................................   17

Article VI        AMENDMENT OF BYLAWS...........................................................................   17
         Section 6.1.          Vote Requirements................................................................   17

                                    Article I
                            MEETINGS OF STOCKHOLDERS

         Section 1.1. Place of Meetings. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated by the Board of Directors. In lieu of specifying a place for any meeting of stockholders, the Board of Directors may determine that such meeting shall not be held at any place, but, may instead be held solely by means of remote communication as authorized by the General Corporation Law of the State of Delaware ("DGCL").

         Section 1.2. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the Company shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Company.

         Section 1.3. Special Meetings. Subject to the rights of the holders of any series of Preferred Stock, special meetings of Stockholders may be called only by (a) the Chairman of the Board of Directors or the President or
(b) by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof adopted by a majority of the total number of directors which the Company would have if there were no vacancies (the "Whole Board").

         Section 1.4. Notice of Meeting. Written or printed notice of all meetings of stockholders stating the place (if any), day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and to vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting by or at the direction of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President, or the Secretary to each stockholder of record entitled to vote at such meetings. If mailed, such notice shall be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the share transfer records of the Company, with postage thereon prepaid, and otherwise is given when delivered. The notice of any meeting of the stockholders may be accompanied by a form of proxy approved by and solicited on behalf of the Board of Directors. Notice of meetings may also be given as provided in Section 232 of the DGCL.

         Any notice required to be given to any stockholder, under any provision of the DGCL, the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), or these Amended and Restated Bylaws (the "Bylaws"), need not be given to a stockholder if notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, other than any notice given by electronic transmission, and all (but in no event less than two) payments (if sent by first class mail) of dividends or interest on securities during a twelve month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Company, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Company a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         Whenever notice is required to be given, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license of permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

         Section 1.5. Voting List. The officer or agent having charge of the share transfer records for shares of the Company shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Company to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the inspection of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting, at the election of the Company either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         The original share transfer records shall be the only evidence as to who are the stockholders entitled to examine the share transfer records, the list required by this section or the books of the Company, or to vote in person by proxy at any meeting of stockholders.

         Section 1.6. Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation of the Company, or as otherwise provided under the DGCL, each holder of shares of capital stock of the Company entitled to vote shall be entitled to one vote for each share standing in his name on the records of the Company. Each stockholder entitled to vote at a meeting of stockholders may vote at such meeting in person or by proxy authorized by such stockholder or his duly authorized attorney in fact pursuant to an instrument in writing or by a transmission permitted by law filed and otherwise in accordance with any procedures that the Chairman of the Meeting (as defined in Section 1.8 below) may establish. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy shall be valid after eleven months from its date, unless the proxy provides for a longer period. A proxy shall be revocable unless expressly provided therein to be irrevocable and the proxy is coupled with an interest sufficient in law to support an irrevocable power.

         Section 1.7. Quorum and Vote of Stockholders. Except as otherwise provided by law, the Certificate of Incorporation of the Company or these Bylaws, the holders of a majority of shares entitled to vote generally in the election of directors, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum is not represented, the majority of the stockholders represented in person or by proxy at the meeting may adjourn the meeting until a quorum is represented, and the Chairman of the Meeting may adjourn the meeting as provided in Section 1.13. The stockholders represented in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present, with every holder of shares of the Company entitled to vote the number of shares registered in the name of such stockholder for as many persons as there are directors to be elected, and for whose election he has a right to vote. With respect to each matter other than the election of directors as to which no other voting requirement is specified by law, the Certificate of Incorporation of the Company, or in this Section 1.7, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders. With respect to a matter submitted to a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of the NASDAQ or other applicable stock exchange, Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by law or stock exchange rules, the Certificate of Incorporation of the Company or these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting at which a quorum is present shall be the act of the stockholders, provided that approval of such matter shall also be conditioned on any more restrictive requirement of such stockholder approval policy, Rule 16b-3 or Internal Revenue Code provision, as applicable, being satisfied. With respect to ratification of the appointment of the Company's independent public accountants (if submitted for a vote of the stockholders), the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders.

         Section 1.8. Presiding Officer and Conduct of Meetings. The Chairman of the Board, if there is one, or in his absence, the Chief Executive Officer, if there is one, or in his absence, the President shall preside at all meetings of the stockholders or, if such officers are not present at a meeting, by such other person as the Board of Directors shall designate or if no such person is designated by the Board of Directors, the most senior officer of the Company present at the meeting. The Secretary of the Company, if present, shall act as secretary of each meeting of stockholders; if the Secretary is not present at a meeting, then such person as may be designated by the presiding officer shall act as secretary of the meeting.

                  The conduct of any meeting of stockholders and the determination of procedure and rules shall be within the absolute discretion of the officer presiding at such meeting (the "Chairman of the Meeting"), and there shall be no appeal from any ruling of the Chairman of the Meeting with respect to procedure or rules. Without limiting the foregoing, the following rules shall apply:

                  (a) If disorder should arise which prevents continuation of the legitimate business of the meeting, the Chairman of the Meeting may announce the adjournment of the meeting; and upon so doing, the meeting shall be immediately adjourned.

                  (b) The Chairman of the Meeting may ask or require that anyone that is not a bona fide stockholder or proxy leave the meeting.

                  (c) A resolution or motion proposed by a stockholder shall only be considered for vote of the stockholders if it meets the criteria of Article I, Section 1.10 (Proper Business--Annual Meeting of Stockholders).

                  (d) The order of business at all meetings of stockholders shall be determined by the Chairman of the Meeting.

                  (e) The Chairman of the Meeting may impose any limits with respect to participation in the meeting by stockholders that he determines to be reasonable, including, but not limited to, limits on the amount of time taken up by the remarks or questions of any stockholder, limits on the number of questions per stockholder and limits as to the subject matter and timing of questions and remarks by stockholders.

         Section 1.9. Inspectors of Election. Before any meeting of stockholders, the Board of Directors (i) shall appoint, or authorize an officer of the Company to appoint, up to three persons who are not director nominees to act as inspectors of election at the meeting or its adjournment and (ii) may designate, or authorize an officer of the Company to designate, one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the Meeting shall appoint one or more, up to a maximum of three, inspectors of election to act at the meeting of the stockholders.

         The duties of the inspectors shall be to:

                  (a) determine the number of shares outstanding and the voting power of each such share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies and ballots;

                  (b)      receive votes or ballots;

                  (c) hear and determine all challenges and questions in any way arising in connection with the vote and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

                  (d)      count and tabulate all votes and ballots; and

                  (e) report and certify to the Board of Directors the results based on the information assembled by the inspectors.

         Each inspector of election, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

         In determining the validity and counting of proxies and ballots, the inspectors of election shall be limited to an examination of the items specifically allowed by Section 231(d) of the DGCL.

         Section 1.10. Proper Business--Annual Meeting of Stockholders. At any annual meeting of stockholders, only such business shall be conducted as shall be a proper subject for the meeting and shall have been properly brought before the meeting. No business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section
1.10. To be properly brought before an annual meeting of stockholders, business (other than business relating to any nomination of directors, which is governed by Article II, Section 2.4 of these Bylaws) must (a) be specified in the notice of such meeting given by or at the direction of the Board of Directors, (b) otherwise be properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise
(i) be properly requested to be brought before the meeting by a stockholder who was a stockholder of record of record at the time of giving the notice provided for in this Section 1.10, who is entitled to vote at the annual meeting and who complies with the provisions of this Section 1.10 and (ii) constitute a proper matter for stockholder action under applicable law and must not, if implemented, cause the Company to violate any state, federal or foreign law or regulations, each as determined in good faith by the Board of Directors. For business to be properly brought before an annual meeting of stockholders, any stockholder who intends to bring any matter (other than a matter relating to any nomination of directors, which is governed by Article II, Section 2.4 of these Bylaws) before an annual meeting of stockholders and is entitled to do so must deliver written notice of such stockholder's intent to bring such matter before the annual meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company. To be timely, such notice, setting forth and including all information required pursuant to this Section 1.10, must be received by the Secretary at the principal executive offices of the Company not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 180th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Company. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2004, the first anniversary of the prior year's meeting shall be deemed to be _________, 2003. In no event shall the public disclosure of an adjournment or postponement of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as described above.

         Such stockholder's notice to the Secretary must include written evidence, reasonably satisfactory to the Secretary of the Company, that such stockholder is a stockholder of the Company and must set forth as to each matter the stockholder proposes to bring before the annual meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books and records, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, as well as the name and address of any stockholders known by such stockholders to be supporting such proposal, (c) evidence, reasonably satisfactory to the Secretary of the Company, of such stockholders' status as such, and of the number of shares of each class of capital stock of the Company that are held beneficially and of record by the proposing stockholder and the beneficial owner, if any, as well as by any stockholders known by such stockholders to be supporting such proposal, (d) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any on whose behalf the proposal is made, and any other person or persons (including their names and the number of shares beneficially owned by them) in connection with the proposal of such business by such stockholder, and any material interest of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act. When used in these Bylaws, "person" has the meaning ascribed to such term in Section 2(a)(2) of the Securities Act of 1933, as amended, as the context may require.

         If a stockholder seeking to bring any business before the annual meeting fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Company determines that the proposed business otherwise has not been properly requested, then such proposal by such stockholder shall not be presented to, or voted upon by, the stockholders of the Company at such annual meeting of stockholders. The Chairman of the Meeting shall, if the facts warrant, have the authority to determine and declare to the meeting that a proposal made by a stockholder of the Company pursuant to this Section 1.10 was not made in accordance with the procedures prescribed by these Bylaws, and to disregard the defective proposal.

         Nothing in this Section 1.10 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors of the Company.

         Section 1.11. Proper Business--Special Meeting of Stockholders. At any special meeting of stockholders, only such business shall be conducted as shall have been stated in the notice of such meeting or shall otherwise have been properly brought before the meeting by or at the direction of the Chairman of the Meeting or the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting only as provided in Article II, Section 2.4 of these Bylaws.

         Section 1.12. Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, unless effected by the unanimous written consent, setting forth the action to be taken, of all holders of the voting power of all of the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class, provided however that prior the consummation of an initial public offering of Common Stock (the "IPO"), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Prior to the consummation of the IPO, any action which may be taken at an annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer of agent of the Company having custody of the book in which proceedings of the meetings of stockholders are recorded. Delivery made to the Company's registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Company in the manner required by this section, written consents signed by a sufficient number of holders to take action are delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested.

         A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Company can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (b) the date on which such stockholder or proxy holder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Company or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Company.

         Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

         Notice of the taking of corporate action without a meeting by less than unanimous written consent shall be mailed promptly by the Secretary to the stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company as provided in the preceding paragraphs of this section.

         Effective upon the consummation of the IPO, stockholders of the Company may not take any action by written consent in lieu of a meeting.

         Section 1.13. Adjournment. Notwithstanding the other provisions of the Certificate of Incorporation of the Company or these Bylaws, the Chairman of the Meeting shall have the power to adjourn any stockholder meeting from time to time, without regard to whether a quorum is present and without notice other than announcement at the meeting; provided, that if required by the DGCL a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called.

         Section 1.14. Postponements; Cancellations. The Board of Directors may postpone any meeting of stockholders of the Company, and may cancel any special meeting of stockholders, upon public notice given at any time prior to the commencement of the previously scheduled meeting. At any such postponed meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called.

                                   Article II
                                    DIRECTORS

         Section 2.1. General. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by the DGCL, the Certificate of Incorporation, or other provisions of these Bylaws directed or required to be done by the stockholders of the Company. No Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that was valid prior to the adoption of such Bylaws or amendment.

         Section 2.2. Number and Term of Office. Except as otherwise fixed by or pursuant to the provisions of Article 4 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (but shall not be less than three). Each director shall hold office for the term for which such director is elected as provided in the Certificate of Incorporation, and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.

         Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the state of Delaware.

         Section 2.3. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of the Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director's successor shall have been elected and qualified or until his earlier death, resignation or removal.

         Whenever holders of outstanding shares of capital stock of any class or series (other than the common stock) are entitled to elect members of the Board of Directors pursuant to the Company's Certificate of Incorporation, any vacancy or vacancies resulting by reason of the death, resignation or removal of any director or directors or any increase in the number of directors shall be filled in accordance with the provisions of the Company's Certificate of Incorporation.

         Section 2.4. Stockholder Nominations. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder who was a stockholder of record at the time of giving of notice provided for in this
Section 2.4, who is entitled to vote at the meeting in the election of directors and who complies with the provisions of this Section 2.4 (such stockholder submitting a director nomination, the "Nominator"). Such nominations, other than those made by the Board of Directors, shall only be made in writing pursuant to timely notice delivered to or mailed and received by the Secretary of the Company as set forth in this Section 2.4. To be timely in connection with an annual meeting of stockholders, a Nominator's notice, setting forth and including all information required pursuant to this Section 2.4, must be received by the Secretary at the principal executive offices of the Company not less than ninety days nor more than 180 days prior to the date on which the immediately preceding year's annual meeting of stockholders was held; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 180th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Company. For purposes of determining whether a stockholder's notice shall have been delivered in a timely manner for the annual meeting of stockholders in 2004, the first anniversary of the prior year's meeting shall be deemed to be _________, 2003. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall have been received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Company.

         To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator's notice, setting forth and including all information required pursuant to this Section 2.4, must be received by the Secretary at the principal executive offices of the Company not earlier than the close of business on the 180th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         In no event shall the public disclosure of an adjournment or postponement of an annual or special meeting of stockholders commence a new time period for the giving of a stockholder's notice as described herein.

         Such Nominator's notice to the Secretary must include written evidence, reasonably satisfactory to the Secretary of the Company, that the Nominator is a stockholder of the

Company and shall identify in writing (a) the name and address of the Nominator and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, as well as the name and address of any stockholders known by such stockholders to be supporting such nomination, (b) the number of shares of each class of capital stock of the Company owned of record and beneficially by the Nominator and by the beneficial owner, if any, on whose behalf the nomination is made, as well as by any stockholders known by such stockholders to be supporting such nomination, (c) the number of shares of capital stock beneficially owned by each such person with whom the Nominator is acting in concert and (e) a description of all arrangements or understandings between the Nominator and the beneficial owner, if any, on whose behalf the nomination is made and each nominee and any other persons with whom the Nominator or the beneficial owner, if any, on whose behalf the nomination is made is acting in concert pursuant to which the nomination or nominations are to be made. The Nominator shall also submit in writing with such notice (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Exchange Act and the rules and regulations thereunder and (ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors, and that such proposed nominee acknowledges that, as a director of the Company, he will owe a fiduciary duty, under the DGCL, exclusively to the Corporation and its stockholders. If a stockholder fails to submit the requisite information in the form or within the time indicated, of if the Secretary of the Corporation or the Board of Directors of the Company determines that the nomination otherwise has not been properly requested, then the person to be nominated shall be ineligible for nomination at the meeting at which such person is proposed to be nominated. The Chairman of the Meeting shall, if the facts warrant, have the authority to determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and to disregard the defective nomination. Beneficial ownership shall be determined in accordance with Rule 13d-3 under the Exchange Act.

         Only such persons who are nominated in accordance with the procedures set forth in this Section 2.4 shall be eligible to serve as directors. No person may be appointed, nominated or elected a director of the Company unless such person, at the time such person is nominated and appointed or elected, would then be able to serve as a director without conflicting in any manner with any state, federal or foreign law or regulation, as determined in good faith by the Board of Directors.

         For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         Nothing in this Section 2.4 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of the Board of Directors of the Corporation. Notwithstanding the foregoing provisions of this
Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2,4. Nothing in this bylaw shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under an applicable Preferred Stock Designation (as defined in the Corporation's Certificate of Incorporation).

         Section 2.5. Place of Meetings and Meetings by Telephone. The election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot unless otherwise determined by resolution of the Board of Directors. In no event shall any stockholder be permitted to cumulate his votes for one or more directors.Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors may be held either within or without the State of Delaware, at whatever place is specified by the officer calling the meeting. Meetings of the Board of Directors may also be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting, except where a director participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In the absence of specific designation by the officer calling the meeting, the meetings shall be held at the principal office of the Company.

         Section 2.6. Regular Meetings. The Board of Directors shall meet each year immediately following the annual meeting of the stockholders for the transaction of such business as may properly be brought before the meeting. The Board of Directors shall also meet regularly at such other times as shall be designated by the Board of Directors. No notice of any kind to either existing or newly elected members of the Board of Directors for such annual or regular meetings shall be necessary.

         Section 2.7. Special Meetings. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Written notice of the time, place and purpose of the special meeting shall be sent by mail, facsimile, telegram or electronic transmission to the last known address of the director at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting. Such notice may be waived in writing before or after such meeting, and shall be equivalent to the giving of notice. Attendance of a director at such meeting shall also constitute a waiver of notice thereof, except where he attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise provided by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 2.8. Quorum and Voting. Except as otherwise provided by law, a majority of the number of directors fixed in the manner provided in the Certificate of Incorporation of the Company and these Bylaws shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation of the Company, or these Bylaws, the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Any regular or special directors' meeting may be adjourned from time to time by those present, whether a quorum is present or not. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

         Section 2.9. Compensation. Directors shall receive such compensation for their services, including, without limitation, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors, in each case as shall be determined by the Board of Directors or any committee of the Board to which the Board has delegated authority to determine such compensation. No provision of these Bylaws shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefrom. Members of special or standing committees shall be entitled to receive such compensation for serving on such committees as shall be determined by the Board of Directors or any committee of the Board to which the Board has delegated authority to determine such compensation.

         Section 2.10. Removal. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office, but only for cause and only pursuant by the affirmative vote of the holders of record of outstanding shares representing at least two-thirds of the voting power of all the shares of capital stock of the Company then entitled to vote generally in the election of directors, voting together as a single class.

         Section 2.11. Executive and Other Committees. The Board of Directors, by resolution or resolutions adopted by a majority of the Whole Board, may designate one or more members of the Board of Directors to constitute an Executive Committee, and one or more other committees, which shall in each case be comprised of such number of directors as the Board of Directors may determine from time to time or as may be required by applicable laws or the rules of any stock exchange on which the securities of the Company are listed or quoted. Subject to such restrictions as may be contained in the Company's Certificate of Incorporation, or that may be imposed by the DGCL, any such committee shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Company as the Board of Directors may determine by resolution and specify in the respective resolutions appointing them, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders of the Company, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Company. Each duly authorized action taken with respect to a given matter by any such duly appointed committee of the Board of Directors shall have the same force and effect as the action of the full Board of Directors and shall constitute for all purposes the action of the full Board of Directors with respect to such matter.

         Except as may otherwise be provided in the resolutions establishing the committee or the committee charter: the Board of Directors shall have the power at any time to change the membership of any such committee and to fill vacancies in it; a majority of the members of any such committee shall constitute a quorum; the Board of Directors shall name a chairman at the time it designates members to a committee; each such committee shall appoint such subcommittees and assistants as it may deem necessary; meetings of any committee shall be conducted in accordance with the provisions of Sections 2.5 and 2.7 of this Article II as the same shall from time to time be amended; any member of any such committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 2.12. Resignation. Any director may resign at any time by written notice to the Company. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 2.13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                   Article III
                                    OFFICERS

         Section 3.1. Officers. The officers of the Company shall consist of a Chief Executive Officer, a President, a Chief Operating Officer, and a Secretary and such other officers and agents as the Board of Directors may from time to time elect or appoint. The Board of Directors may delegate to the Chairman of the Board, if there is one, and/or the Chief Executive Officer, if there is one, the authority to appoint additional officers and agents of the Company. Each officer shall hold office until his successor shall have been duly elected or appointed and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.

         Section 3.2. Vacancies; Removal. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the officer so elected shall hold office until his successor is chosen and qualified. The Board of Directors may at any time remove any officer of the Company, whenever in its judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

         Section 3.3. Powers and Duties of Officers. The officers of the Company shall have such powers and duties as generally pertain to their offices as well as such powers and duties as from time to time shall be conferred by the Board of Directors or, in the case of officers other than the Chief Executive Officer, by the Chairman of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

                                   Article IV
                                  CAPITAL STOCK

         Section 4.1. Share Ownership. Shares for the capital stock of the Company shall be certificated unless the Board of Directors of the Company provides by resolution or resolutions that some or all of any or all classes or series of the Company's stock may be uncertificated shares. Owners of shares of the capital stock of the Company shall be recorded in the share transfer records of the Company and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Company. Any certificates representing such shares shall be in such form as the appropriate officers of the Company may from time to time prescribe and shall be signed by the Chairman of the Board, if there is one, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, if there is one, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary and shall be sealed with the seal of the Company, which signatures and seal may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer at the date of its issuance.

         Section 4.2. Stockholders of Record. The Board of Directors of the Company may appoint one or more transfer agents or registrars of any class or series of the capital stock or other security of the Company. The Company may be its own transfer agent if so appointed by the Board of Directors. The Company shall be entitled to treat the holder of record of any shares of the Company as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, including (but without limitation) a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, whether or not the Company shall have either actual or constructive notice of the interest of such other person.

         Section 4.3. Transfer of Shares. The shares of the capital stock of the Company shall be transferable in the share transfer records maintained by or on behalf of the Company by the holder of record thereof, or his duly authorized attorney or legal representative. Except as provided below with respect to lost or stolen certificates, and except for shares of capital stock that are not certificated pursuant to Section 4.1, an outstanding certificate for at least the same number of shares involved (together with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with proof of the authenticity of the signature, in each case as the Corporation or its agents may reasonably require) shall be surrendered for cancellation before a new certificate is issued therefor. In the case of lost, stolen, destroyed or mutilated certificates representing shares for which the Company has been requested to issue new certificates, new certificates or other evidence of such new shares may be issued upon such conditions as may be required by the Board of Directors or the Secretary or an Assistant Secretary for the protection of the Company and any transfer agent or registrar. Uncertificated shares shall be transferred in the share transfer records maintained by or on behalf of the Company upon the written instruction originated by the appropriate person to transfer the shares and presentation of any customary related documents as the Corporation or its agents may reasonably require.

         Section 4.4. Stockholders of Record and Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Company (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the share transfer records shall be closed for a stated period of not more than sixty days, and in the case of a meeting of stockholders not less than ten days, immediately preceding the meeting, or it may fix in advance a record date for any such determination of stockholders, such date to be not more than sixty days, and in the case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Company of any of its own shares) or a share dividend, the day next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. Except to the extent otherwise provided by law, when a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired and except that the Board of Directors may in its discretion fix a new record date for the adjourned meeting.

                                    Article V
                            MISCELLANEOUS PROVISIONS

         Section 5.1. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the date and time of the event of which notice was required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver or notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular of special meeting of the stockholders, directors or members of a committee of directors need to specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation.

         Section 5.2. Offices. The principal office of the Company shall be located in Houston, Texas, unless and until changed by resolution of the Board of Directors. The Company may also have offices at such other places as the Board of Directors may designate from time to time, or as the business of the Company may require. The principal office and registered office may be, but need not be, the same.

         Section 5.3. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Chairman of the Board, if there is one, the Chief Executive Officer, if there is one, the President or the Corporate Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 5.4. Seal. The seal of the Company shall be in such form as the Board of Directors shall prescribe.

         Section 5.5. Separability. If one or more of the provisions of these Bylaws shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof and these Bylaws shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

                                   Article VI
                               AMENDMENT OF BYLAWS

         Section 6.1. Vote Requirements. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted (1) at any annual or special meeting of the stockholders of the Company by the affirmative vote of the holders of at least two-thirds of the voting power of the capital stock issued and outstanding and entitled to vote thereat, voting as a single class, provided that any proposed alteration or repeal of, or the adoption of any bylaw inconsistent with, Sections 1.3, 1.10, 1.11 and 1.12 of Article II, Sections 2.2, 2.3, 2.4 and 2.10 of Article III and this Article VII by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of the capital stock issued and outstanding and entitled to vote thereat, voting as a single class, and provided further that in the case of any such stockholder action at a special meeting of stockholders, notice of such alteration, amendment, repeal or adoption of new Bylaws must be contained in the notice of such special meeting or (2) by the affirmative vote of a majority of the Whole Board at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. The power to adopt, amend or repeal Bylaws conferred upon the Board of Directors by the Certificate of Incorporation shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

Effective Date: ____________________              By: __________________________
                                                  Name: Anthony J. Nocella
                                                  Title: President

                                      -18-